                                PHARMHOUSE CORP.

                       RESTRICTED SHARE PURCHASE AGREEMENT

                  AGREEMENT made as of the 2nd day of January, 1996 between PHARMHOUSE CORP., a New York corporation (the "Company") and Gerald Katz, an individual residing in Manlius, New York ("Executive").

                              W I T N E S S E T H:

                  WHEREAS, Executive is employed by the Company in a key managerial position pursuant to the terms of an Employment Agreement dated as of December 15, 1995 (the "Employment Agreement") and his services are of considerable value to the Company; and

                  WHEREAS, pursuant to the Employment Agreement, the Company has agreed to sell to Executive, and Executive has agreed to purchase from the Company, 45,000 Common Shares, $.0l par value (the "Shares"), of the Company subject to the terms and conditions hereinafter set forth.

                  NOW, THEREFORE, in consideration of the premises, the parties hereby agree as follows:

         1.       Definitions

                  For purposes of and as used in this Agreement, terms that are defined parenthetically immediately after their first use herein shall have the respective meanings ascribed by such parenthetical definitions and the following additional terms set forth below shall have the following meanings which shall be equally applicable to both the singular and plural forms of the terms so defined:

                  (a)      "Board" means the Board of Directors of the Company;

                  (b) "Change of Control" means any of the following transactions or events:

                           (i)      the acquisition by any theretofore
                                    unaffiliated corporation, partnership,
                                    person or group of beneficial ownership of 30% or more of either the then outstanding Shares or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors, except that no such person or group shall be deemed to own beneficially (1) any securities acquired directly from the Company pursuant to a written agreement with the Company approved by the Board, or (2) any securities held



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                                    by the Company or a Subsidiary or any
                                    employee benefit plan (or any related trust) of the Company or a Subsidiary;

                           (ii) individuals who, as of the date of this Agreement, constitute the Board (the "Incumbent Directors") cease for any reason to constitute at least a majority of the Board; provided that any individual who becomes a director after the date hereof whose election, or nomination for election, by the Company's shareholders was approved by a vote or written consent of at least two-thirds of the directors then comprising the Incumbent Directors shall be considered as though such individual were an Incumbent Director, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened contest relating to the election or removal of the directors of the Company (within the meaning of Rule 14a-11 under the 1934 Act, as hereinafter defined); or

                           (iii) approval by the shareholders of the Company of (A) a merger, reorganization or consolidation with respect to which the individuals and entities who were the respective beneficial owners of the Shares and voting securities of the Company immediately before such merger, reorganization or consolidation do not, immediately after such merger, reorganization or consolidation, beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding common shares and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation resulting from such merger, reorganization or consolidation, (B) a liquidation or dissolution of the Company or (C) the sale or other disposition of all or substantially all of the assets of the Company.

For purposes of this definition, "person(s)" has the meaning given to such term in Section 13(d)(3) of the 1934 Act, "beneficial owner" has the meaning given to such term in SEC Rule 13d-3 under the 1934 Act, and "group" has the meaning given to such term in Section 13(d) of the 1934 Act. For purposes of this definition, the term "Effective Date of a Change of Control", means the date upon which the acquisition of beneficial ownership of the requisite percentage of the Shares or of the combined voting power of the then outstanding voting securities has been consummated under clause (i) of this paragraph 1(c), or the date upon which the Incumbent Directors cease to comprise a majority of the Board subject to the conditions specified in clause (ii) of this paragraph 1(c), or the date of approval by the shareholders of the Company of any of the transactions described in clause (iii) of this paragraph 1(c), as the case may be.



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                  (c) "Code" means the Internal Revenue Code of 1986, as
amended, and regulations and rulings thereunder. References to a particular section of the Code shall include references to successor provisions thereto.

                  (d) "Committee" means the Compensation Committee of the Board.

                  (e) "Disability" means a mental or physical condition which, in the opinion of the Board, renders Executive unable or incompetent to carry out the job responsibilities which the Executive held or the task to which Executive was assigned immediately prior to the time the disability was incurred and which is expected to be permanent or for an indefinite duration.

                  (f) "Escrow Agent" means Messrs. Maloney, Gerra, Mehlman & Katz, general counsel to the Company.

                  (g) "Fair Market Value" of Shares of the Company as of any applicable date means:

                      (i) if the Shares are listed on a national securities exchange or authorized for quotation on the National Association of Securities Dealers Automated Quotation System (National Market System or Small Cap Market) ("NASDAQ"), the closing price of the Shares on such exchange or on NASDAQ, as the case may be, or if no such reported sale of the Shares shall have occurred on such date, on then next preceding date on which there was such a reported sale; or

                      (ii) if the Shares are not listed for trading on a
                           national securities exchange or authorized for quotation on NASDAQ, the last reported bid price published in the "pink sheets" or displayed on the NASD Electronic Bulletin Board, as the case may be; or

                      (iii) in lieu of the foregoing, or if the Shares are not
                           listed for trading on a national securities exchange, are not authorized for quotation on NASDAQ, and are not published in the "pink sheets" or displayed on the NASD Electronic Bulletin Board, the Fair Market Value of the security as determined in good faith by the Board or the Committee, as the case may be. In making such determination, the Board or the Committee, as the case may be, may, in the Board's or Committee's sole discretion, but shall not be required to, rely upon a report or opinion with respect to the Fair Market Value of a security rendered by a reputable brokerage or investment banking firm qualified to render such reports or opinions.



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                  (h) "1934 Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder. References to a particular section of, or rules or regulation under, the 1934 Act shall include references to successor provisions.

                  (i) "Restricted Shares" means Shares issued by the Company to Executive hereunder which are subject to a Substantial Forfeiture Risk.

                  (j) "SEC" means the United States Securities and Exchange Commission.

                  (k) "Section 83(b) Election" means the election which may be filed by the Executive within thirty (30) days after the date hereof with respect to the Federal Income Tax payable by reason of the difference between the Share Sale Price of the Vested Shares and their Fair Market Value as of the date hereof.

                  (l) "Share Sale Price" means $.01 per share.

                  (m) "Subsidiaries" means one or more corporations, a majority of whose outstanding voting shares are owned beneficially, directly or indirectly, by the Company.

                  (n) "Substantial Forfeiture Risk" means the substantial risk of forfeiture to which the Restricted Shares to be sold to Executive hereunder shall be subject within the meaning of Section 83 of the Code.

                  (o) "Termination of Employment" means the voluntary or involuntary termination of employment of Executive by the Company with or without Cause (as defined in the Employment Agreement) and/or for any reason other than the relevant Vesting Events set forth in Paragraph 3(c) hereof.

                  (p) "Vested Shares" means Restricted Shares which shall cease to be subject to a Substantial Forfeiture Risk from and after (a) the Vesting Date with respect to such Shares or (b) the Vesting Events specified in Paragraph 3 of this Agreement, as the case may be.

                  (q) "Vesting Dates" means the respective dates from and after which specified percentages of the Restricted Shares shall cease to be subject to a Substantial Forfeiture Risk as provided in Paragraph 3(a) hereof.

                  (r) "Vesting Events" means the respective events from and after which all of the then remaining Restricted Shares shall cease to be subject to a Substantial Forfeiture Risk as provided in Paragraph 3(b) hereof.



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         2.       Sale of Shares To Executive

                  (a) The Company hereby issues and sells to Executive, and Executive hereby purchases from the Company, 45,000 Shares for a purchase price per Share equal to the Share Sale Price, constituting an aggregate purchase price of $450.00. Simultaneously with the execution and delivery of this Agreement, Executive shall pay the total purchase price for such Shares to the Company and the Company shall issue all of such Shares and shall instruct the Company'S transfer agent for the Shares to deliver a certificate or certificates evidencing such Shares to the Escrow Agent to be held by the Escrow Agent in accordance with relevant provisions of this Agreement.

         3.       Vested Shares and Restricted Shares

                  (a) Of the Shares issued and sold by the Company to Executive pursuant to this Agreement:

                      (i) as of the date hereof, 100% of such Shares are Restricted Shares and shall be forfeited by Executive as provided in Paragraph 4 hereof in the event of Termination of Employment of Executive prior to the close of business on the date immediately preceding the first anniversary of this Agreement;

                      (ii) 30,000 such Shares, equal to 66-2/3% of such Shares, shall be Restricted Shares and shall be forfeited by Executive as provided in Paragraph 4 hereof in the event of Termination of Employment of Executive prior to the close of business on the date immediately preceding the second anniversary of this Agreement;

                      (iii) 15,000 such Shares, equal to 33-1/3% of such Shares, shall be Restricted Shares and shall be forfeited by Executive as provided in Paragraph 4 hereof in the event of Termination of Employment of Executive prior to the close of business on the date immediately preceding the third anniversary of this Agreement;

                      (iv) all of such Shares shall be Vested Shares and shall not be subject to a Substantial Forfeiture Risk in the event no Termination of Employment of Executive has occurred as of the close of business on the date immediately preceding the third anniversary of this Agreement.

                  The respective percentages of the Restricted Shares specified in clauses (i) through (iii), inclusive of this Paragraph 3(a) shall, automatically and without satisfaction of any further conditions by Executive (subject, however, to the provisions of Paragraph 5(c) hereof), become and



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be deemed Vested Shares if Executive remains employed by the Company or any of its Subsidiaries as of and through the dates set forth in each of such clauses.

                  (b) Notwithstanding the provisions of subparagraph (a) of this paragraph 3, all or any then remaining portion of the Restricted Shares shall cease to be subject to Substantial Forfeiture Risk and shall, automatically and without satisfaction of any further conditions by Executive (subject, however, to the provisions of Paragraph 5(c) hereof), become and be deemed Vested Shares upon the date of occurrence of any of the following Vesting Events:

                      (i)    the death of Executive;

                      (ii)   the Disability of Executive;

                      (iii) the Effective Date of a Change of Control of the Company; or

                      (iv) termination of the Employment Agreement by Executive for Good Reason (as defined therein).

                  (c) Nothwithstanding the foregoing, the Board may, in its sole discretion at any time prior to the vesting of any Restricted Shares pursuant to the terms hereof, accelerate the vesting of all or any portion of such Restricted Shares, upon the happening of which such portion of the Restricted Shares shall cease to be subject to Substantial Forfeiture Risk and shall, automatically and without satisfaction of any further conditions by Executive (subject, however, to the provisions of Paragraph 5(c) hereof), become and be deemed Vested Shares.

                  (d) All Restricted Shares which become Vested Shares upon the Vesting Dates or by reason of the Vesting Events specified in subparagraphs (a),
(b) or (c) of this paragraph 3, as the case may be, shall thereafter be held by Executive subject only to restrictions against resale or distribution set forth in Paragraph 8 hereof.

         4.       Forfeiture of Restricted Shares

                  In the event of the Termination of Employment of Executive prior to the respective Vesting Dates set forth in clauses (i) through (iv) of Paragraph 3(a) hereof, Executive hereby expressly agrees that Executive shall thereupon forfeit to the Company all or the remaining portion of the Restricted Shares issued to Executive pursuant to this Agreement. Such forfeiture shall be effected through the required resale by Executive to the Company of all such Restricted Shares at an aggregate purchase price equal to the Share Sale Price (the "Forfeiture Resale") multiplied by the total number of Restricted Shares so forfeited (the "Forfeiture Shares"). In furtherance of the Forfeiture Resale:

                      (i) the transfer and assignment of such Restricted Shares to the Company shall be effected by the release and delivery of the certificate or certificates



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                           evidencing such Restricted Shares by the Escrow Agent
                           to the Company without any further act or the execution of any document or instrument by Executive; and

                  (ii) after delivery by the Escrow Agent to the Company of the certificate or certificates evidencing such Restricted Shares, the Company shall remit to Executive the Forfeiture Price, without any interest or premium, for and in consideration of the Restricted Shares so forfeited.

         5.       Section 83(b) Election

                  (a) Executive may file an election under Section 83(b) of the Code within thirty (30) days after the date hereof pursuant to which Executive may elect to pay Federal Income Tax equal to the difference between (i) the Share Sale Price at which the Vested Shares are being sold by the Company to the Executive pursuant to paragraph 3(a) hereof and (ii) their Fair Market Value per Share as of the date hereof multiplied by the total number of the Vested Shares. Promptly upon any filing by Executive of such election, Executive shall forward a copy thereof to the Company.

                  (b) Notwithstanding any other provisions of this Agreement, including without limitation paragraph 5(b) hereof, Executive hereby expressly acknowledges and agrees that Executive shall be responsible for and obligated to pay: (i) all federal, state and local income taxes as may be owing by Executive with respect to his purchase of Shares hereunder, including any such taxes for the year or years during which the Vesting Dates specified in Paragraph 3(b) hereof fall or any of the Vesting Events occur, as the case may be, by reason of which the Restricted Shares shall no longer be subject to the Substantial Forfeiture Risk, and (ii) all federal, state or local income or capital gains taxes as may be payable upon or by reason of the sale, exchange or other disposition of any or all of the Vested Shares and Restricted Shares sold by the Company to Executive hereunder. Accordingly, the Company shall:

                  (i) have no direct or indirect liability or obligation to Executive for or with respect to the obligation of Executive to pay any such taxes in whole or in any part; and

                  (ii) at such times as any portion of the Restricted Shares become Vested Shares pursuant to the provisions of Paragraphs 3(a) or 3(b) of this Agreement, whichever is applicable, the Company shall be entitled to require, as a condition of delivery to Executive by the Escrow Agent of the certificate or certificates evidencing Vested Shares, (A) that Executive remit in cash a dollar amount sufficient to satisfy all federal, state, and local withholding tax requirements related thereto, (B) the withholding of such sums from compensation otherwise then owing Executive or from the number of Vested Shares then required to be



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                           delivered to Executive under either of the
                           foregoing provisions of this Agreement or
                           (C) any combination of the foregoing.

         6.       Escrow Agent

                  (a) The Company and Executive hereby agree that the stock certificate or certificates in Executive'S name evidencing all of the Restricted Shares are to be deposited by the Company'S transfer agent for the Shares with the Escrow Agent as soon as practicable following the execution of this Agreement. Each of such stock certificates shall be accompanied by a stock power duly executed by Executive in blank.

                  (b) The Escrow Agent shall hold the certificate or certificates evidencing all of the Restricted Shares subject to the following terms and conditions:

                  (i) Upon Escrow Agent's receipt of written notice from the Company, the Escrow Agent shall release and deliver to Executive (or the representative of Executive's estate, if applicable) the certificate or certificates evidencing such number of the Restricted Shares as shall no longer be subject to the Substantial Forfeiture Risk as of the respective Vesting Dates specified in Paragraph 3(b) hereof or by reason of any of the Vesting Events specified in Paragraph 3(c) hereof and the Company shall authorize its transfer agent for the Shares to reissue (or otherwise cause the reissuance) to Executive of a stock certificate or certificates evidencing such Shares without the first legend set forth in Paragraph 10(b) hereof and subject only to satisfaction of the provisions of Paragraph 5(b) hereof and the requirements of applicable federal and state securities laws;

                  (ii) Upon Escrow Agent's receipt of written notice from the Company, the Escrow Agent shall deliver to the Company a certificate or certificates evidencing all or any remaining portion of the Restricted Shares as promptly as practicable after being notified in writing by the Company of the Termination of Employment of Executive (except and unless Executive's employment terminates by reason of any of the Vesting Events specified in Paragraph 3(b) hereof) prior to the respective Vesting Dates specified in Paragraph 3(a) hereof;

                  (c) Compliance by the Escrow Agent with the instructions of the Company in accordance with the provisions of clauses (i) or (ii) of this paragraph 6(b), whichever is applicable, shall constitute full performance by the Escrow Agent of all of its duties under this Agreement, provided, however, that, in the event that the Escrow Agent receives conflicting notices or instructions from the Company and Executive, then the Escrow Agent shall be entitled to rely solely



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and exclusively upon any notice or instructions from the Company in determining whether to release all or any portion of the Restricted Shares to Executive or the Company, as the case may be.

                  (d) The Company and Executive hereby jointly and severally indemnify and hold harmless the Escrow Agent from and against any and all liabilities, claims, losses, costs and expenses (including reasonable attorneys' fees) arising out of or in connection with this Agreement and the performance by the Escrow Agent of its duties hereunder, including without limitation any action taken or omitted, failed or refused to be taken by the Escrow Agent hereunder except for such monetary losses as shall be sustained by the Company or Executive as a proximate and direct result of the Escrow agent'S wilful misconduct or gross negligence in the performance of its duties hereunder; provided, however, that the foregoing indemnification is not exclusive of any other rights at law or in equity against the Company and/or Executive to which the Escrow Agent may otherwise be entitled.

                  (e) The Company shall be responsible for fees charged and expenses incurred by the Escrow agent in and by reason of the performance of its duties hereunder.

         7.       Status as Shareholder; Anti-Dilution

                  (a) Any other provisions of this Agreement to the contrary, the Executive shall have and may exercise all rights as a shareholder of the Company with respect to all of the Vested Shares and the Restricted Shares being issued and sold to Executive hereunder, including the right to vote all of such Vested Shares and Restricted Shares on all matters presented to shareholders of the Company for their consideration and action and to receive from the Company any and all dividends or distributions (in cash, securities or other property), including distributions in liquidation or upon reorganization or recapitalization of the Company, available to the holders of the same class of the Company's equity securities as the Shares.

                  (b) In the event of any merger, consolidation, stock dividend, stock split, combination of shares, recapitalization or reclassification of the Company's outstanding securities (collectively, a "Capital Event"), the Substantial Forfeiture Risk applicable to the number of Restricted Shares held by Executive immediately prior to any such Capital Event shall remain in full force and effect with respect to any new class of securities or changed number of Shares or other securities into or for which such Restricted Shares shall be changed or exchanged by reason of such Capital Event until the respective Vesting Dates or the occurrence of the respective Vesting Events set forth in Paragraphs 3(a) or 3(b) hereof, whichever is applicable.

         8.       Contractual and Securities Law Restrictions

                  (a) Neither this Agreement nor any of the Restricted Shares being issued and sold to Executive hereunder may be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, nor may any right, title or interest therein be granted, in whole or in part, by Executive to any third party until the designated portions of such Restricted Shares become Vested Shares as


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of the respective Vesting Dates specified in Paragraph 3(a) hereof or all of such Restricted Shares become Vested Shares by reason of any of the Vesting Events specified in Paragraph 3(b) hereof and, in furtherance of the foregoing restriction, neither this Agreement nor any of such Restricted Shares shall be subject to execution, attachment, or similar process, except that this Agreement and such Restricted Shares may be transferred to Executive's heirs, distributees or legal representatives upon the death or Disability of Executive. Upon any attempt by Executive to transfer, assign, pledge, hypothecate or otherwise dispose of the Restricted Shares or his obligations under or the restrictions imposed by this Agreement contrary to the provisions hereof, or upon the levy of any execution or attachment or similar process upon the rights and privileges conferred hereby, this Agreement, and the rights and privileges conferred hereby shall immediately become null, void and of no further force or effect whatsoever and the then remaining Restricted Shares held by Executive shall forthwith be forfeited to the Company pursuant to the relevant provisions of paragraph 4 hereof.

                  (b) Executive hereby expressly acknowledges and agrees that, in addition to, and not in lieu of, the contractual restrictions set forth in this Agreement pursuant to which the Restricted Shares are being issued and sold by the Company to Executive hereunder, the Executive is acquiring all of such Vested Shares and Restricted Shares subject to restrictions against their resale or distribution except in accordance with the Securities Act of 1933, as amended, or pursuant to exemptions therefrom which are the subject of a favorable opinion by counsel to the Company.

                  (c) Executive hereby further acknowledges and agrees that, to the extent that Executive may now or hereafter be subject to Section 16 of the 1934 Act, Executive shall file in a timely fashion all required forms to be filed with the SEC (and any national securities exchange upon which the Shares are or may hereafter be listed) in order to comply with the provisions of
Section 16(a) of the 1934 Act with respect to the acquisition and/or sale or other disposition of any of such Shares and shall furnish copies of such forms to the Secretary of the Company promptly upon the filing thereof.

         9.       Status As Employee of The Company

                  None of the provisions of this Agreement shall constitute or in any way be construed as (i) an express or implied obligation of the Company to employ Executive for any specific or minimum period or periods of time hereafter, it being expressly understood that, subject to the terms of the Employment Agreement, the Company retains the right to cause the Termination of Employment of the Executive at any time hereafter or (ii) an express or implied obligation of the Board to continue to employ Executive as an executive officer of the Company, it being expressly understood by Executive that, subject to the terms of the Employment Agreement, Executive will continue to serve as an executive officer of the Company solely at the pleasure of the Board.


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         10.      Legends on Share Certificates

                  The Company and Executive hereby further agree that:

                  (a) Certificates evidencing all of the Shares being sold by the Company to Executive hereunder shall bear legends substantially as follows:

                  "The Shares evidenced by this certificate are subject to forfeiture and resale to the Company by the registered owner hereof in accordance with the terms and conditions of a Restricted Share Purchase Agreement between the Company and the registered owner hereof dated as of January ____, 1996."

                  "The Securities evidenced by this certificate have been issued in reliance upon an exemption from registration under the Securities Act of 1933, as amended, and may not be offered or resold except in accordance with the registration provisions of the Securities Act of 1933, as amended, or an exemption therefrom"; and

                  (b) In addition to the legends on the certificates evidencing all of the Shares set forth in Subparagraph (a) of this paragraph 10, the Company may instruct the Transfer Agent for the Shares to impose "stop transfer" instructions thereon.

         11.      Miscellaneous

                  (a) Any provisions of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  (b) Except as otherwise expressly provided herein, no term or provision of this Agreement may be amended, waived, discharged or terminated orally, but only by an instrument in writing duly executed by the Company and Executive.

                  (c) The headings of the various paragraphs herein are for convenience of reference only and shall not define, limit or otherwise affect any of the terms or provisions hereof.

                  (d) This Agreement and all rights hereunder shall be construed in accordance with and governed by the internal laws of the State of New York applicable to agreements to be performed wholly within the State of New York, giving effect to principles of conflicts of laws of such State or of any other jurisdiction.



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
                  (e) No course of dealing and no delay on the part of any either hereto in exercising any right, power or remedy conferred by this Agreement shall operate as a waiver thereof or otherwise prejudice such party's rights, powers and remedies hereunder or in connection herewith. No single or partial exercise of any right, power or remedy conferred by this Agreement shall preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

                  (f) This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original but all of which together shall constitute a single agreement.

                  (g) This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof and shall be binding upon and inure to the benefit of the Company and its successors and assigns and Executive and Executive's heirs, executors, personal representatives, successors and assigns.

                  IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                             PHARMHOUSE CORP.

                                             By: /s/ Kenneth A. Davis
                                                 -------------------------------
                                                    Name:  KENNETH A. DAVIS
                                                    Title: President


                                                 /s/ Gerald Katz
                                                 -------------------------------
                                                             GERALD KATZ



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